UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information disclosed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

90 Hudson Loan Modification

CB Richard Ellis Realty Trust (the “Company”) previously disclosed that the Company, in connection with the acquisition of the 70 & 90 Hudson properties on April 11, 2011, assumed approximately $238,419,000 in two existing mortgage loans. On July 14, 2011, the Company and Teachers Insurance and Annuity Association of America (the “Lender”) agreed to modify the $117,562,000 existing mortgage loan assumed by the Company in connection with the acquisition of the Company’s 90 Hudson property (the “Assumed Loan”). The Assumed Loan was modified to extend its maturity by three years, from May 1, 2016 to May 1, 2019. The Assumed Loan’s 5.66% annual interest rate was unchanged but is subject to a new 30 year amortization schedule. The Company pre-paid approximately $8,600,000 of the Assumed Loan’s balance (with no pre-payment penalty) in connection with the modification, resulting in a balance of $108,500,000. A $167,000 fee was paid to CBRE Capital Markets, an affiliate of CBRE Advisors LLC (the “Investment Advisor”), in connection with modification of the Assumed Loan. The agreements pertaining to the modification of the Assumed Loan contain customary provisions, including representations, warranties, covenants and indemnifications.

Item 8.01	Other Events.

Closing Agreement with the Internal Revenue Service

As previously disclosed, the Company submitted a request to the Internal Revenue Service (the “IRS”) for a closing agreement under which the IRS would grant the Company relief with respect to payments it made to shareholders under its dividend reinvestment plan and in respect of certain custodial fees it paid on behalf of some of its individual retirement account shareholders, in each case, which payments could be treated as preferential dividends under the rules applicable to real estate investment trusts (collectively, the “Tax Matters”). On July 8, 2011, the Company and the Investment Advisor entered into a closing agreement with the IRS, pursuant to which (i) the IRS agreed not to challenge the Company’s dividends as preferential as a result of the Tax Matters and (ii) the Investment Advisor paid a compliance fee of approximately $135,000 to the IRS. The Company will not reimburse the Investment Advisor for its payment of the compliance fee. As a result of entering into the closing agreement with the IRS, the Company believes that it has fully resolved the Tax Matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

July 15, 2011	By:	/S/ JACK A CUNEO
	Name:	Jack A. Cuneo
	Title:	Chief Executive Officer